EXHIBIT 16.1

MENDOZA BERGER COMPANY, L.L.P.

Certified Public Accountants

February 15, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street Northeast
Washington, DC 20549-2000

Re: Globetrac Inc.
File No. 000-33309

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Globetrac Inc. dated February 10, 2012, for the event that occurred on February 8, 2012, and agree with the statements concerning our firm contained therein.

Very truly yours,

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, CA

5500 Trabuco Road, Suite 150 • Irvine, CA 92620
949.387.9850 • Fax 949.387.9652